UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 20, 2014
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 20, 2014, and effective August 1, 2014, Lucas Energy, Inc. (the “Company”, “we” and “us”) entered into a Participation Agreement (the “Participation Agreement”) with Oak Valley Operating, LLC and Sabine River Energy, LLC, (collectively, “Oak Valley”).  Pursuant to the Participation Agreement, Oak Valley agreed to participate with us in connection with the drilling, evaluation and development of certain of our currently undeveloped Karnes County, Texas Eagle Ford shale acreage.  Oak Valley was assigned an undivided 50% working/leasehold interest in approximately 200 acres of our Karnes County leases in consideration for $444,285 and has the obligation to acquire 50% of certain other Karnes County leases totaling 110 acres in aggregate held by us which are currently subject to dispute subject to similar terms.  We also agreed to provide Oak Valley a 74% net lease interest in all existing Karnes County leases and any leases assigned in the future. The Participation Agreement requires Oak Valley to propose two horizontal wells on locations reasonably acceptable to the parties and that Oak Valley shall use commercially reasonable efforts to spud the first well within three months of us curing all potential land matters.  After the drilling, completion and equipping of the two wells described above, Oak Valley has the option, but not the obligation to propose subsequent wells pursuant to the terms of the Participation Agreement and Operating Agreement (discussed below).

The parties agreed to govern their relationship pursuant to an operating agreement (the “Operating Agreement”) pursuant to which Oak Valley will manage the drilling of the wells and bear 50% of the drilling and completion costs (with the Company bearing the other 50% of such costs). Once the wells are on production and initial oil sales begin, all future revenues and operating costs will also be split between the parties on a 50%/50% basis.  The first well is expected to be spudded no later than December 2014, provided that we will need to raise additional funding to pay our expenses associated with such planned well.  The parties expect to drill a minimum of four wells on the property.

ITEM 7.01  REGULATION FD DISCLOSURE.

On August 26, 2014, the Company issued a press release announcing the entry into the Participation Agreement, as described above in Item 1.01.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

99.1**	Press Release dated August 26, 2014

* Filed herewith

** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: August 26, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1**	Press Release dated August 26, 2014

* Filed herewith

** Furnished herewith.